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                                                                    EXHIBIT 10.2



                                    EXHIBIT B


                                 PROMISSORY NOTE




$360,000.00                                                       April 29, 1999
                                                         Los Angeles, California




         FOR VALUE RECEIVED, the undersigned, NTN Communications, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Sikander, Inc., a Nevada corporation ("Holder"), the principal sum of $360,000.00 with interest thereon from and after the date hereof at the rate of ten percent (10%) per annum.

         Principal shall be payable in twelve (12) consecutively quarterly installments of $30,000 with the first payment due and payable on June 30, 1999. Interest shall be paid with each principal payment.

         Payments of principal and interest shall be made no later than 12:00 P.M. (noon) (Los Angeles time) on the date when due and in lawful money of the United States of America at the principal office of Maker (or such other place of payment that Holder may designate in writing to Maker).

         Contemporaneously herewith Maker is acquiring certain all of the assets of Holder and Maker is employing Mr. Edward Bevilacqua on an "at will" basis. In the event Maker terminates Mr. Bevilacqua's employment (other than for good cause) then all installments of principal will accelerate and become immediately due and payable. In such event Maker shall have the option (i) to pay the entire amount of principal and interest then owing to Maker or (ii) return to Holder those assets acquired from Holder not already contractually committed or delivered to a third party by Maker, in complete satisfaction of all amounts owing to Holder.

         In the event that Mr. Bevilacqua voluntarily terminates his employment or if Maker terminates Mr. Bevilacqua's employment for cause, then Maker shall have the option throughout the term hereof: (i) to pay the entire amount of principal and interest as it becomes due, or (ii) return to Holder those assets acquired from Holder not already contractually committed or delivered to a third party by Maker, in complete satisfaction of all amounts owing to Holder.

         In the event of any default in the payments due pursuant to this Note or should suit be commenced or any attorney employed to enforce payment of this Note, the undersigned Maker agrees to pay, in addition to all other amounts due on this Note, all costs of collection, including reasonable attorneys' fees whether or not suit is brought and




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including all costs, expenses, and fees on appeal, as may be incurred by the holder of this Note.

         Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices of any kind to which he may be entitled under applicable law or otherwise.

         Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences without affecting or diminishing Holder's right to recourse against Maker, which right is expressly reserved.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first above written.



                                      NTN COMMUNICATIONS, INC.


                                      By: /s/ STANLEY B. KINSEY
                                         ---------------------------
                                         CEO